Exhibit 32

Section 1350 Certifications

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

with Respect to the North Valley Bancorp Quarterly Report on Form 10-Q/A

For the Quarter ended September 30, 2012

Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of North Valley Bancorp, a California corporation (the “Company”), does hereby certify that:

1.	The Company’s Quarterly Report on Form 10-Q/A for the quarter ended September 30, 2012 (the “Form 10-Q/A”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Form 10-Q/A fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: February 11, 2013	/s/ Michael J. Cushman
Michael J. Cushman President and Chief Executive Officer (Principal Executive Officer)

Dated: February 11, 2013	/s/ Kevin R. Watson
Kevin R. Watson Executive Vice President & Chief Financial Officer (Principal Financial Officer & Principal Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to North Valley Bancorp and will be retained by North Valley Bancorp and furnished to the Securities and Exchange Commission or its staff upon request.

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